Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2021 Financial Results

ALAMEDA, CA, February 22, 2022 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2021.

Financial Highlights:

•Revenue of $204.0 million for the fourth quarter of 2021, an increase of 22.2% compared to revenue of $166.9 million for the fourth quarter of 2020, or an increase of 23.0% in constant currency (a non-GAAP measure)1. US revenue of $144.5 million for the fourth quarter of 2021 was 23.7% above the same period a year ago.

•Revenue of $747.6 million for the full year 2021 compared to revenue of $560.4 million for the full year 2020, or an increase of 32.6% in constant currency1. US revenue of $527.8 million for the full year 2021 was 31.9% above the same period a year ago.

Fourth Quarter 2021 Financial Results
Total revenue increased to $204.0 million for the fourth quarter of 2021 compared to $166.9 million for the fourth quarter of 2020, an increase of 22.2%, or 23.0% in constant currency1. The United States represented 71% of total revenue and international represented 29% of total revenue for the fourth quarter of 2021. Revenue from sales of vascular products grew to $113.6 million for the fourth quarter of 2021, an increase of 30.4% or 31.1% in constant currency1. US vascular revenue and international vascular revenue increased 26.9% and 56.6%, respectively, compared to the fourth quarter of 2020. Revenue from sales of neuro products grew to $90.4 million for the fourth quarter of 2021, an increase of 13.3% or 14.1% in constant currency1. US neuro revenue increased 17.6% while international neuro revenue increased 9.0% compared to the fourth quarter of 2020.

Gross profit for the fourth quarter of 2021 was $125.4 million, or 61.5% of total revenue and was impacted by higher labor and logistics costs due to the impact of inflation. This compares to gross profit of $94.3 million, or 56.5% of total revenue, for the fourth quarter of 2020, which includes the one-time unfavorable impact of $18.4 million from the December 2020 voluntary recall of the Jet 7 Reperfusion Catheter with Xtra Flex technology (“December 2020 voluntary recall”).

Total operating expenses were $165.5 million, or 81.1% of total revenue for the fourth quarter of 2021, including a one-time $25.8 million expense associated with the accelerated vesting of options related to the Sixense acquisition, $15.0 million of non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding these charges, total non-GAAP operating expenses1 were $123.0 million or 60.3% of total revenue for the fourth quarter of 2021. This compares to GAAP and non-GAAP operating expenses of $96.1 million, or 57.6% of total revenue for the fourth quarter of 2020.

Operating loss was $40.1 million for the fourth quarter of 2021. Excluding the charges associated with the one-time accelerated vesting of options related to the Sixense acquisition, non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP operating income1 was $2.5 million for the fourth quarter of 2021. This compares to a GAAP and non-GAAP operating loss of $1.7 million for the fourth quarter of 2020, which includes the one-time unfavorable impact of $18.4 million from the December 2020 voluntary recall.

Full Year 2021 Financial Results
Total revenue increased to $747.6 million for the year ended December 31, 2021 compared to $560.4 million for the year ended December 31, 2020, an increase of 33.4%, or 32.6% in constant currency1. The United States represented 71% of total revenue and international represented 29% of total revenue for the year ended December 31, 2021. Revenue from the sales of vascular products grew to $408.9 million for the year ended December 31, 2021, an increase of 52.7%, or 52.3% in constant currency1. US vascular revenue increased 52.6%, while international vascular revenue increased 53.1% compared to the year ended December 31, 2020.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Revenue from the sales of neuro products grew to $338.7 million for the year ended December 31, 2021, an increase of 15.7%, or 14.6% in constant currency1. US neuro revenue increased 3.2%, and international neuro revenue increased 32.7% compared to the year ended December 31, 2020.

Gross profit for the year ended December 31, 2021 was $475.4 million, or 63.6% of total revenue. This compares to gross profit of $338.2 million, or 60.3% of total revenue, for the year ended December 31, 2020, which includes the one-time unfavorable impact of $18.4 million from the December 2020 voluntary recall.

Total operating expenses for the year ended December 31, 2021 were $482.9 million, or 64.6% of total revenue, including a one-time $25.8 million expense associated with the accelerated vesting of options related to the Sixense acquisition, $15.0 million of non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and a $1.8 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $377.1 million, or 67.3% of total revenue, for the year ended December 31, 2020, which includes $20.7 million of one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product. Excluding the charges noted above, total non-GAAP operating expenses1 were $440.3 million, or 58.9% of total revenue during the year ended December 31, 2021, and $356.5 million, or 63.6% of total revenue during the year ended December 31, 2020, respectively.

Operating loss was $7.5 million for the year ended December 31, 2021. Excluding the charges associated with the one-time accelerated vesting of options related to the Sixense acquisition, non-recurring personnel-related expenses associated with the achievement of R&D milestones for our Thunderbolt product, and amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, non-GAAP operating income1 was $35.0 million for the year ended December 31, 2021. Operating loss was $38.9 million for the year ended December 31, 2020. Excluding the charge associated with one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product, non-GAAP operating loss1 was $18.3 million for the year ended December 31, 2020.
Full Year 2022 Financial Outlook
Penumbra projects total revenue for 2022 to be in the range of $860 million to $875 million, which represents growth of 15% to 17% over 2021 revenue of $747.6 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2021 after market close on Tuesday, February 22, 2022 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 330-2443 for domestic callers and international callers (conference id: 4604622), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency and b) non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted earnings per share (“EPS”).

Constant currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effects of non-recurring expenses associated with the achievement of R&D milestones for our Thunderbolt product and our Lightning launch;
•the effects of the one-time expense associated with the accelerated vesting of options and the amortization of acquired intangible assets over their estimated useful lives in connection with the Sixense acquisition; and
•the excess tax benefits associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the items referred to above.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021, which we expect to file with the SEC on or before March 1, 2022. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$59,379	$69,670
Marketable investments	195,496	195,162
Accounts receivable, net	133,940	114,608
Inventories	263,504	219,527
Prepaid expenses and other current assets	29,155	18,735
Total current assets	681,474	617,702
Property and equipment, net	58,856	48,169
Operating lease right-of-use assets	131,955	41,192
Finance lease right-of-use assets	36,276	38,065
Intangible assets, net	90,618	10,639
Goodwill	166,388	8,372
Deferred taxes	65,698	50,139
Other non-current assets	12,985	8,705
Total assets	$1,244,250	$822,983
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,421	$14,109
Accrued liabilities	99,796	85,795
Current operating lease liabilities	8,267	4,697
Current finance lease liabilities	1,713	1,331
Total current liabilities	123,197	105,932
Non-current operating lease liabilities	137,045	44,183
Non-current finance lease liabilities	26,523	27,066
Other non-current liabilities	3,558	8,014
Total liabilities	290,323	185,195
Stockholders’ equity:
Preferred stock	—	—
Common stock	37	36
Additional paid-in capital	910,614	598,299
Accumulated other comprehensive (loss) income	(2,630)	2,541
Retained earnings	45,906	40,622
Total Penumbra, Inc. stockholders’ equity	953,927	641,498
Non-controlling interest	—	(3,710)
Total stockholders’ equity	$953,927	$637,788
Total liabilities and stockholders’ equity	$1,244,250	$822,983

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$204,011	$166,898	$747,590	$560,412
Cost of revenue	78,564	72,585	272,208	222,237
Gross profit	125,447	94,313	475,382	338,175
Operating expenses:
Research and development	52,004	19,455	104,552	90,049
Sales, general and administrative	113,500	76,603	378,331	287,068
Total operating expenses	165,504	96,058	482,883	377,117
(Loss) from operations	(40,057)	(1,745)	(7,501)	(38,942)
Interest income, net	21	447	938	1,267
Other (expense) income, net	(918)	787	(3,939)	(343)
(Loss) before income taxes	(40,954)	(511)	(10,502)	(38,018)
(Benefit from) income taxes	(16,321)	(3,143)	(13,125)	(18,761)
Consolidated net (loss) income	$(24,633)	$2,632	$2,623	$(19,257)
Net loss attributable to non-controlling interest	$—	$(1,016)	$(2,661)	$(3,555)
Net (loss) income attributable to Penumbra, Inc.	$(24,633)	$3,648	$5,284	$(15,702)
Net (loss) income attributable to Penumbra, Inc. per share:
Basic	$(0.66)	$0.10	$0.14	$(0.44)
Diluted	$(0.66)	$0.10	$0.14	$(0.44)
Weighted average shares outstanding:
Basic	37,451,145	36,357,495	36,764,290	35,766,892
Diluted	37,451,145	37,453,842	37,881,180	35,766,892

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP (Loss) Income From Operations to
Non-GAAP Operating Expenses and Non-GAAP Operating Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

GAAP operating expenses	$165,504	$96,058	$482,883	$377,117
GAAP total operating expenses includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones and Lightning launch, respectively	15,000	—	15,000	20,652
Accelerated vesting of options related to the acquisition of Sixense	25,760	—	25,760	—
Amortization of finite lived intangible assets acquired	1,785	—	1,785	—
Non-GAAP operating expenses	$122,959	$96,058	$440,338	$356,465

GAAP (loss) income from operations[2]	$(40,057)	$(1,745)	$(7,501)	$(38,942)
GAAP (loss) income from operations includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones and Lightning launch, respectively	15,000		15,000	20,652
Accelerated vesting of options related to the acquisition of Sixense	25,760	—	25,760	—
Amortization of finite lived intangible assets acquired	1,785	—	1,785	—
Non-GAAP operating income (loss)[2]	$2,488	$(1,745)	$35,044	$(18,290)

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2 GAAP loss from operations and Non-GAAP operating loss for the three and twelve months ended December 31, 2020 include the one-time unfavorable impact of $18.4 million from the December 2020 voluntary recall.

Penumbra, Inc.
Reconciliation of GAAP Net (Loss) Income and GAAP Diluted EPS to Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020		Year Ended December 31, 2021		Year Ended December 31, 2020
	Net (loss) income	Diluted EPS	Net income	Diluted EPS[4]	Net income	Diluted EPS	Net loss[4]	Diluted EPS[4]
GAAP net (loss) income	$(24,633)	$(0.66)	$3,648	$0.10	$5,284	$0.14	$(15,702)	$(0.44)
GAAP net (loss) income includes the effect of the following items:
Expenses associated with the achievement of Thunderbolt R&D milestones and Lightning launch, respectively	15,000	0.39	—	—	15,000	0.40	20,652	0.57
Accelerated vesting of options related to the acquisition of Sixense[2]	25,760	0.68	—	—	25,760	0.67	—	—
Amortization of finite lived intangible assets acquired	1,785	0.05	—	—	1,785	0.05	—	—
Tax effect on the non-GAAP adjustments above[2]	(9,045)	(0.23)	—	—	(9,045)	(0.24)	(4,783)	(0.13)
Excess tax benefits related to stock compensation awards	(4,895)	(0.13)	(2,112)	(0.06)	(12,465)	(0.33)	(12,226)	(0.34)
Non-GAAP net income (loss)	$3,972	$0.10	$1,536	$0.04	$26,319	$0.69	$(12,059)	$(0.34)

GAAP diluted EPS		$(0.66)		$0.10		$0.14		$(0.44)
Non-GAAP diluted EPS[3]		$0.10		$0.04		$0.69		$(0.34)

Weighted average shares outstanding used to compute:
GAAP diluted EPS	37,451,145		37,453,842		37,881,180		35,766,892
Non-GAAP diluted EPS[3]	38,706,721		37,453,842		37,881,180		35,766,892

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three and twelve months ended December 31, 2021, management used a combined federal and state tax rate of 23.29% to compute the tax effect of non-GAAP measures. The $9.0 million tax effect above excludes stock-based compensation related to any early exercises and replacement options exercised by foreign employees in connection with the acquisition of Sixense. For the three and twelve months ended December 31, 2020, management used a combined federal and state tax rate of 23.16% to compute the tax effect of non-GAAP measures.
3For the purposes of calculating Non-GAAP diluted EPS for the three months ended December 31, 2021, non-GAAP diluted weighted average shares outstanding of 38,706,721 was used, as the Company had non-GAAP net income in the period.
4GAAP and Non-GAAP net loss and diluted EPS for the three and twelve months ended December 31, 2020, include the one-time unfavorable impact of $18.4 million from the December 2020 voluntary recall.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
United States	$144,483	$116,797	$27,686	23.7%	$—	$27,686	23.7%
International	59,528	50,101	9,427	18.8%	1,262	10,689	21.3%
Total	$204,011	$166,898	$37,113	22.2%	$1,262	$38,375	23.0%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
United States	$527,789	$400,270	$127,519	31.9%	$—	$127,519	31.9%
International	219,801	160,142	59,659	37.3%	(4,395)	55,264	34.5%
Total	$747,590	$560,412	$187,178	33.4%	$(4,395)	$182,783	32.6%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
Vascular	$113,565	$87,098	$26,467	30.4%	$621	$27,088	31.1%
Neuro	90,446	79,800	10,646	13.3%	641	11,287	14.1%
Total	$204,011	$166,898	$37,113	22.2%	$1,262	$38,375	23.0%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2021	2020	$	%	$	$	%
Vascular	$408,878	$267,783	$141,095	52.7%	$(1,162)	$139,933	52.3%
Neuro	338,712	292,629	46,083	15.7%	(3,233)	42,850	14.6%
Total	$747,590	$560,412	$187,178	33.4%	$(4,395)	$182,783	32.6%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.